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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                    THE SECURITIES AND EXCHANGE ACT OF 1934

                         Date of Report: June 17, 1996

                             BRISTOL HOTEL COMPANY
            (Exact Name of Registrant as Specified in its Charter)

                                   DELAWARE
                           (State of Incorporation)


       1-14062                                        75-2584227
(Commission File No.)                    (I.R.S. Employer Identification Number)

                         14285 Midway Road, Suite 300
                               Dallas, TX 75244
                   (Address of Principal Executive Offices)

                                (214) 788-0001
             (Registrant's Telephone Number, Including Area Code)


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Item 4. Changes in Registrant's Certifying Accountant.

        (a) On June 17, 1996, Bristol Hotel Company appointed Arthur Andersen LLP as independent accountants for fiscal 1996 to replace Price Waterhouse LLP effective with such appointment. The change in independent accountants was approved by the Audit Committee of the Company's Board of Directors.

                Price Waterhouse LLP's report on the financial statements for the 11 months ended December 31, 1995, did not contain an adverse opinion, disclaimer of opinion, qualification, or modification as to uncertainty, audit scope, or accounting principles. Furthermore, during the 11 months ended December 31, 1995, and the interim period subsequent to December 31, 1995, there have not been any disagreements with Price Waterhouse LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Price Waterhouse LLP, would have caused that firm to make reference to the subject matter of such disagreements in connection with its report.

                The Company has requested Price Waterhouse LLP to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of such letter, dated June 20, 1996, is filed as Exhibit 1 to this Form 8-K.

        (b) During the two most recent fiscal years and through June 17, 1996, the Company has not consulted with Arthur Andersen LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements.

Item 7. Financial Statements, Proforma Financial Information and Exhibits

        (a)     Financial Statements of businesses acquired:            None

        (b)     Proforma financial information:                         None

        (c)     Exhibits:

                Exhibit No. 16.1 letter regarding change in certifying accountant.

SIGNATURES:

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 21, 1996.

BRISTOL HOTEL COMPANY


By:     /s/ JEFFREY P. MAYER
     ----------------------------------------------
        Jeffrey P. Mayer
        Vice President & Chief Financial Officer